Exhibit 14

POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint Paul M. Harmon and Kurt F. Bock, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson Philip Nelson	February 22, 2006

/s/ Richard Guebert, Jr. Richard Guebert, Jr.	February 22, 2006

/s/ Michael Kenyon Michael Kenyon	February 22, 2006

/s/ Charles Cawley Charles Cawley	February 22, 2006

/s/ Wayne Anderson Wayne Anderson	February 22, 2006

/s/ James Schielein James Schielein	February 22, 2006

/s/ Scott Halpin Scott Halpin	February 22, 2006

/s/ William Olthoff William Olthoff	February 22, 2006

/s/ Gerald Thompson Gerald Thompson	February 22, 2006

/s/ Kent Schleich Kent Schleich	February 22, 2006

/s/ Terry Pope Terry Pope	February 22, 2006

/s/ Andrew L. Goleman Andrew L. Goleman	February 22, 2006

/s/ Troy Uphoff Troy Uphoff	February 22, 2006

/s/ David Downs David Downs	February 22, 2006

/s/ Richard Ochs Richard Ochs	February 22, 2006

/s/ Dale Wachtel Dale Wachtel	February 22, 2006

/s/ Henry Kallal Henry Kallal	February 22, 2006

/s/ Darryl Brinkmann Darryl Brinkmann	February 22, 2006

/s/ J.C. Pool J.C. Pool	February 22, 2006

/s/ Jim Anderson Jim Anderson	February 22, 2006

Dated: February 22, 2006